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                                                                  EXHIBIT 23.4





         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated October 26, 2000, to the Board of Directors of Lightbridge, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus of the Company relating to merger of Lightning Merge Corporation, a wholly owned subsidiary of the Company with and into Corsair Communications, Inc. and (ii) all references to DLJ in the sections captioned "SUMMARY," "THE MERGER - Background of the Merger," and "- Opinion of Financial Advisor to Lightbridge" of the Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                            DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION



                                            By: /s/ Adam P. Parten
                                               -------------------------------
                                               Mr. Adam P. Parten
                                               Managing Director

New York, New York
December 22, 2000